UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 2, 2011

SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757
(Address of principal executive offices)

Registrant’s telephone number, including area code:        (508) 244-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Nominating and Corporate Governance Committee of our Board of Directors held on March 2, 2011, each of Samuel D. Anderson and Eugene I. Davis notified us of his decision not to stand for re-election to the Board of Directors at our 2011 annual meeting of stockholders in order to make room for the election of new directors.

The decision of each of Messrs. Anderson and Davis not to stand for re-election was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Item 8.01	Other Events.

On March 3, 2011, our Board of Directors selected May 10, 2011 as the date of our 2011 annual meeting of stockholders.

In order for a stockholder proposal to be included in our proxy materials for the 2011 annual meeting of stockholders, our Secretary must receive the proposal no later than the close of business on March 14, 2011, which we believe is a reasonable time before we begin to print and mail our proxy materials for the annual meeting.  Proposals should be mailed to: Gregory A. Gould, Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.  Any proposal must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and contain the information required under our By-laws, a copy of which is available upon request to our Secretary.

Eligible stockholders intending to present a proposal or nominate a director for election at the 2011 annual meeting of stockholders without having the proposal or nomination included in our proxy materials must comply with the requirements set forth in our By-laws.  Our By-laws require, among other things, that our Secretary must receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting, unless the annual meeting is more than 30 days before or more than 30 days after such anniversary date.  Accordingly, because the 2011 annual meeting of stockholders will be held on May 10, 2011, more than 30 days after the anniversary of our 2010 annual meeting, our Secretary must have received the proposal or nomination not earlier than January 10, 2011 or must receive it not later than March 14, 2011, which is the later of (a) the 90th day prior to the date of the 2011 annual meeting of stockholders and (b) the 10th day following the day on which we first publicly announce the date of the 2011 annual meeting of stockholders.  The proposal or nomination must contain the information required by our By-laws, a copy of which is available upon request to our Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By: /s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Chief Financial Officer, Secretary and
Treasurer

Dated:  March 4, 2011